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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation of our report dated February 2, 1996 on the combined financial statements of CPI Plastics, Inc., CP Illinois, Inc., and CP Ohio, Inc. as of December 31, 1995 and 1994 and for the three year period ended December 31, 1995, included in this Form 8-K/A-1 and into U.S. Can Corporation's previously filed Registration Statement Files Nos. 33-76742, 333-04202, 33-91820 and 33-61888 on Form S-8, and 33-79556 on Form S-3.



                                                        PLANTE & MORAN, LLP


Southfield, Michigan
October 2, 1996